UNITED STATES
		     SECURITIES AND EXCHANGE COMMISSION
			   Washington, D.C. 20549

				  FORM 8-K

			       CURRENT REPORT
   Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) August 31, 2009

				  000-52622
			  (Commission File Number)

		   GREEN PLANET BIOENGINEERING CO. LIMITED
		   _______________________________________
	   (Exact name of registrant as specified in its charter)


	Delaware					  37-1532842
(State or other jurisdiction 		      (IRS Employer Identification No.)
      of incorporation)

 18851 NE 29th Avenue, Suite 700, Aventura, FL 33180		      33180
	(Address of principal executive offices)		    (Zip Code)

				561-542-2604
	     Registrant's telephone number, including area code

		   _______________________________________
	    (Former name or address, if changed from last report)








	__Written communication pursuant to Rule 425 under the Securities Act
		(17 CFR 230.425)
	__Soliciting material pursuant to Rule 14a-12 under the Exchange Act
		(17CFR 240.14a-12)
	__Pre-commencement communications pursuant to Rule 14d-2(b) under the
		Exchange Act (17 CFR 240.14d-2(b)
	__Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))


ITEM  2.03 	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION
		UNDER AN OFF BALANCE SHEET ARRANGEMENT OF A REGISTRANT
_____________________________________________________________________________


Green Planet Bioengineering, Co., Ltd. ("Green Planet" and/or "Registrant") obtained $300,000 of financing (the "Funding") from ONE Holdings, Corp. ("ONE"), its parent company, which Green Planet will use for general corporate and working capital purposes. This funding allows Green Planet to comply with the initial registered capital requirements for FuJian Green Planet Bioengineering Co., LTD. ("FuJian Green Planet"), its wholly foreign owned subsidiary incorporated under the laws of the Peoples Republic of China.

The Funding provides for interest at a rate of 10% per annum. Interest shall accrue commencing on September 1, 2009 and shall continue to accrue on a daily basis until payment in full of the Funding. The Funding and interest shall be due and payable as follows: (i) Green Planet shall pay to ONE equal quarterly payments of Seventy-Five Thousand and no/100 Dollars (US$75,000) with the first of such payments on December 1, 2009; and (ii) the unpaid balance of the Funding together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. The "Maturity Date" or "Due Date" as used in the loan document means the earlier of (i) a funding (from a debt or equity raise) received by the Green Planet in an amount equal to a minimum of 1.5 times the Funding, or (ii) three hundred sixty five days (365) days from September 1, 2009. The Funding may be convertible at the election of ONE into shares of Green Planet Common Stock at a price of $0.50 per share.

ITEM 9.01 	EXHIBITS
_____________________________________________________________________________

(a)  Exhibits:


Exhibit No.	 	Description
9.1		Note between ONE Holdings, Corp. and Registrant
9.2		Purchase Agreement between ONE Holdings, Corp. and Registrant
9.3		Security Agreement between ONE Holdings, Corp., FuJian Green
			Planet and Sanming Huajian Bio-Engineering Co., Ltd.


________________________________________




						SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


 						Date: September 2, 2009




						By:  	/s/ Min Zhao
 							_______________________
							Min Zhao
 							Chief Executive Officer